EXHIBIT 2.02

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                      -------------------------------------




         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGES:

         "ISI PURCHASING CORPORATION", A DELAWARE CORPORATION, WITH AND INTO "DR. DESIGN, INC." UNDER THE NAME OF "DR. DESIGN, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SIXTH DAY OF JANUARY, A.D. 1996, AT 4:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.









                                         /s/ Edward J. Freel
                                         --------------------------------------
                                         Edward J. Freel, Secretary of State


                                         AUTHENTICATION:  7806684

                                         DATE:  1-26-96

                             AGREEMENT OF MERGER OF
                           ISI PURCHASING CORPORATION,
                             A DELAWARE CORPORATION,
                                  WITH AND INTO
                                DR. DESIGN, INC.,
                            A CALIFORNIA CORPORATION


         This Agreement of Merger (this "Agreement") is entered into as of January 26, 1996 by and between ISI Purchasing Corporation, a Delaware corporation ("Newco") and a wholly-owned subsidiary of Integrated Systems, Inc., a California corporation ("Buyer"), and Dr. Design, Inc., a California corporation (the "Company").

                                    RECITALS

         A. Buyer, Newco and Company have entered into an Agreement and Plan of Reorganization, dated as of December 14, 1995 (the "Plan"), providing for certain representations, warranties and agreements in connection with the transactions contemplated hereby, in accordance with the General Corporation Law of California (the "California Law"). All capitalized terms not herein defined shall have the meaning ascribed to them in the Plan.

         B. The Boards of Directors of Buyer, Newco and Company have determined it to be advisable and in the respective best interests of Buyer, Newco and Company and their respective shareholders that Newco be merged with and into Company (the "Merger") so that Company will be the surviving corporation of the Merger.

         NOW, THEREFORE, Newco and Company hereby agree as follows:

1.       THE MERGER

         At the time of the filing of this Agreement (together with the Officers' Certificates attached hereto) with the Secretary of State of the States of California and Delaware (the "Effective Time"), Newco will be merged with and into Company, and Company shall continue as the surviving corporation (following the Merger, the Company is hereinafter sometimes referred to as the "Surviving Corporation"), pursuant to the terms and conditions of this Agreement and in accordance with applicable provisions of the laws of the States of Delaware and California as follows:

         1.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Company immediately prior to the Effective Time, without amendment thereto, shall be the Articles of Incorporation of the Surviving Corporation.

         1.2 BYLAWS. The Bylaws of Company immediately prior to the Effective Time, without amendment thereto, shall be the Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation thereafter may be amended in accordance with their terms, the Articles of Incorporation of the Surviving Corporation and as provided by the California Law.

         1.3 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Company, each of the issued and outstanding shares of Company's Common Stock (the "Company Shares") (other than any shares held by persons exercising dissenters' rights in accordance with Chapter 13 of the California Law ("Dissenting Shares")) shall be converted into the right to receive, subject to the provisions of Section 1.1.1 of the Plan, 0.148612 (the "Applicable Fraction") shares of fully paid and nonassessable Buyer's Common Stock (the "Conversion Shares").

         1.4 ASSUMPTION OF OPTIONS. At the Effective Time, each option to purchase shares of Company Common Stock (the "Company Options") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of any holder thereof, be assumed by Buyer and become exercisable for the number of shares of Buyer's Common Stock that equals the number of shares of Company Common Stock subject to such Company Option multiplied by the Applicable Fraction. The exercise price per share of Buyer Common Stock purchasable under each such option will be equal to the exercise price of the Company Option divided by the Applicable Fraction. All other terms of the Company Option will remain unchanged.

         1.5 FRACTIONAL SHARES. No fraction of a Conversion Share will be issued by virtue of the Merger, but in lieu thereof each holder of Company Shares who would otherwise be entitled to a fraction of a Conversion Share (after aggregating all fractional Conversion Shares to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) the price of a share of Buyer's Common Stock determined pursuant to Section 1.1.1 of the Plan, multiplied by (ii) the fraction of a Conversion Share to which each such holder would otherwise be entitled.

         1.6 NO FURTHER TRANSFER. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made.

         1.7 ESCROW. Of the aggregate number of Conversion Shares issuable by virtue of the Merger to a shareholder, Buyer shall deposit in escrow a number of Conversion Shares equal to ten percent (10%) of the total number of Conversion Shares issuable by virtue of the Merger to such shareholder (the "Escrowed Shares"), pursuant to the terms of a separate Escrow Agreement. In addition, ten percent (10%) of the shares of Buyer's Common Stock issued upon exercise of assumed Company Options will be deposited into escrow.

         1.8 DISSENTERS' RIGHTS. Holders of Dissenting Shares who have complied with all requirements for perfecting the rights of dissenting shareholders as set forth in Section 1300 et. seq. of the California Law shall be entitled to their rights under the California Law.

         1.9 SURVIVING CORPORATION. Dr. Design, Inc., a California corporation, will be the surviving corporation of the Merger.

2.       SURRENDER OF CERTIFICATES

         2.1 SURRENDER AND EXCHANGE OF OUTSTANDING CERTIFICATES. As soon as practicable after the Effective Time, each holder of a certificate or certificates representing Company Shares issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall surrender such certificate(s) to Buyer's transfer agent. Thereupon, each such holder shall be entitled to receive in exchange therefor the number of shares of Buyer's Common Stock represented by such certificate(s), less the Escrowed Shares. Buyer's transfer agent shall issue to the Company's shareholders certificates for the shares of Buyer's Common Stock issuable to the Company's shareholders in the Merger as soon as practicable following such surrender. Each certificate which immediately before the Effective Time evidenced Company Shares shall, from and after the Effective Time until such certificate is surrendered to Buyer, or its transfer agent, be deemed, for all corporate purposes, to evidence the right to receive the consideration described above; provided, however, that until such certificate is so surrendered by the holder thereof, no dividend or other distribution payable to such holder after the Effective Time shall be paid in respect of such certificates.

3.       TERMINATION AND AMENDMENT

         3.1 TERMINATION. Notwithstanding the approval of this Agreement by the shareholders of Newco and Company, this Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Newco and Company, and will terminate in the event the Plan is terminated in accordance with its terms. In the event of the termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no liability on the part of either Buyer, Newco and Company or their respective officers and directors, except as otherwise provided in the Plan.

         3.2 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

4.       MISCELLANEOUS

         4.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         4.2 PLAN. The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

         4.3 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (irrespective of its choice of law principles).

         4.5 FURTHER ASSIGNMENTS. After the Effective Time, Company and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to Newco's property or rights in Company and otherwise to carry out the purposes of the Plan, in the name of Newco or otherwise.

5.       SERVICE OF PROCESS

         After the Effective Time, the Company agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Newco, as well as for enforcement of any obligation of Company arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of ss. 262 of the Delaware General Corporation Law, and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which copies of any such service of process upon the Secretary of State shall be mailed to is:

                                          Dr. Design, Inc.
                                          5415 Oberlin Drive
                                          San Diego, CA  92121
                                          Attn:  President






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                                      -3-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


DR. DESIGN, INC.


By:      /s/ Sharon Pinto                       By:    /s/ Laura Thompson
     ----------------------------------             ----------------------------
         Sharon Pinto, Vice President                  Laura Thompson, Secretary



ISI PURCHASING CORPORATION


By:      /s/ David St. Charles                  By:    /s/ Narendra Gupta
     ----------------------------------             ----------------------------
         David St. Charles, President                  Narendra Gupta, Secretary







                      SIGNATURE PAGE TO AGREEMENT OF MERGER

                              OFFICER'S CERTIFICATE



Sharon Pinto hereby certifies that:

                  1. She is a Vice President of DR. DESIGN, INC., a California corporation (the "Company").

                  2. The Agreement of Merger to which this certificate is attached, after having been first duly approved by the Board of Directors and shareholders of the Company, was duly signed on behalf of the Company by the undersigned and Laura Thompson, Vice President and Secretary, respectively, of the Company.

                  3. The Company has three (3) authorized classes of shares, designated as Class A Common Stock, Class B Common Stock and Preferred Stock. There are no issued and outstanding shares of Class B Common Stock or Preferred Stock of the Company entitled to vote on the Agreement of Merger. The total number of issued and outstanding shares of the Class A Common Stock of the Corporation entitled to vote on the Agreement of Merger was 2,555,720.

                  4. The percentage vote required for Common Stock was more than 50% of the outstanding shares of the Common Stock.

                  5. The Agreement of Merger was approved by the vote of a number of shares of Common Stock of the Company which equaled or exceeded the vote required.

                  The undersigned declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of her own knowledge.

                  Executed at San Diego, California, this 25th day of January, 1996.




/s/ Sharon Pinto
---------------------------------
Sharon Pinto, Vice President

                              OFFICER'S CERTIFICATE



         David St. Charles hereby certifies that:

                  1. He is the President of ISI Purchasing Corporation, a Delaware corporation ("Newco").

                  2. The Agreement of Merger to which this certificate is attached, after having been first duly approved by the Board of Directors and the sole shareholder of the Company, was duly signed on behalf of the Company by the undersigned and by Narendra Gupta, Secretary of the Company.

                  3. Newco has one class of shares authorized, designated as Common Stock. The total number of issued and outstanding shares of the Common Stock of the Corporation entitled to vote on the Agreement of Merger was 1,000.

                  4. The percentage vote required for Common Stock was more than 50% of the outstanding shares of the Common Stock.

                  5. The Agreement of Merger was approved by the vote of a number of shares of Common Stock of Newco which equaled or exceeded the vote required.

                  The undersigned declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of his own knowledge.

                  Executed at Santa Clara, California, this 25th day of January, 1996.




/s/ David St. Charles
----------------------------------
David St. Charles, President